REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Trustees of
Alpine Global Dynamic Dividend Fund:
In planning and performing our audit of the financial
statements of Alpine Global Dynamic Dividend Fund
(the Fund) as of and for the year ended October 31, 2011,
in accordance with the standards of the Public Company
Accounting Oversight Board (United States), we considered
the Funds internal control over financial reporting,
including control over safeguarding securities,
as a basis for designing our auditing procedures
for the purpose of expressing our opinion on
the financial statements and to comply with
the requirements of Form NSAR, but not for
the purpose of expressing an opinion on the effectiveness
of the Funds internal control over financial reporting.
Accordingly, we express no such opinion.
The management of the Fund is responsible for
establishing and maintaining effective internal
control over financial reporting. In fulfilling
this responsibility, estimates and judgments by
management are required to assess the expected
benefits and related costs of controls. A companys
internal control over financial reporting is a process
designed to provide reasonable assurance regarding
the reliability of financial reporting and
the preparation of financial statements for external
purposes in accordance with generally accepted
accounting principles. A companys internal control
over financial reporting includes those policies
and procedures that (1) pertain to the maintenance
of records that, in reasonable detail, accurately
and fairly reflect the transactions and dispositions
of the assets of the company; (2) provide reasonable
assurance that transactions are recorded as necessary
to permit preparation of financial statements in
accordance with generally accepted accounting principles,
and that receipts and expenditures of the company
are being made only in accordance with authorizations
of management and directors of the company; and
(3) provide reasonable assurance regarding prevention
or timely detection of unauthorized acquisition, use,
or disposition of a companys assets that could have
a material effect on the financial statements.
Because of its inherent limitations, internal control
over financial reporting may not prevent or detect
misstatements. Also, projections of any evaluation of
effectiveness to future periods are subject to
the risk that controls may become inadequate because
of changes in conditions, or that the degree of
compliance with the policies or procedures
may deteriorate.
A deficiency in internal control over financial
reporting exists when the design or operation of a
control does not allow management or employees, in
the normal course of performing their assigned functions,
to prevent or detect misstatements on a timely basis.
A material weakness is a deficiency, or a combination
of deficiencies, in internal control over financial
reporting, such that there is a reasonable possibility
that a material misstatement of the companys annual
or interim financial statements will not be prevented
or detected on a timely basis.
Our consideration of the Funds internal control
over financial reporting was for the limited purpose
described in the first paragraph and would not
necessarily disclose all deficiencies in internal
control that might be material weaknesses under
standards established by the Public Company Accounting
Oversight Board (United States). However, we noted
no deficiencies in the Funds internal control over
financial reporting and its operation, including
controls for safeguarding securities, that we
consider to be a material weakness, as defined
above, as of October 31, 2011.
This report is intended solely for the information
and use of management and the Board of Trustees
of the Fund and the Securities and Exchange Commission
and is not intended to be and should not be used
by anyone other than these specified parties.
/s/ Deloitte and Touche LLP
Milwaukee, Wisconsin
December 30, 2011